UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                                 APRIL 20, 2006

                               SEALIFE CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                   0-13895                     34-1444240
(State or other jurisdiction       (Commission                 (IRS Employer
        of incorporation)          File Number)              Identification No.)

     5601 W. SLAUSON AVE., CULVER CITY, CALIFORNIA                90293
       (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (310) 338-9757

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Effective Thursday, April 20, 2006, we and Gael Himmah, our Chief Consulting Scientist, entered into a Consulting Agreement, Settlement and General Release (the "Agreement") with respect to the settlement of Mr. Himmah's potential claims regarding certain technologies owned by us and his continuing relationship with us. The agreement provides for certain payments to Mr. Himmah in the form of cash and shares of our common stock having an aggregate value of approximately $188,044 in payment of (a) certain amounts owed to Mr. Himmah under his current consulting agreement with us, dated January 6, 2003, as amended (the "Original Consulting Agreement"), (b) royalty payments due on the sale of our SeaLife Marine products, (c) interest payments due under a our promissory note dated June 30, 2002, and (d) royalty payments due on the sale of certain of our ProTerra products. In addition, the Agreement provides the terms of an ongoing additional consulting relationship with Mr. Himmah detailing his participation in supporting those capital-raising and research and development efforts necessary to maintain our products' technological advantages. As consideration for these new consulting services, we have agreed to pay Mr. Himmah commission fees equal to ten percent (10%) of the net sales of products utilizing the Original ProTerra Technologies (defined below) up to $2.5 million, and thereafter commission fees equal to eight percent (8%) of the net sales of such products up to a maximum of an additional $3.2 million. The maximum amount of commissions payable under the consulting agreement will not exceed $5.7 million. The "Original ProTerra Technologies" include the following formulas described in our previous periodic filings: Plant Rescue Formula 844, Soil Rescue Formula 808, Odor Meister Formula 355, GreaseBeast Formula 398, MuniMix Formula 354 and Sterile Boost Formula 899. The new consulting arrangement with Mr. Himmah has a term of seven (7) years. Mr. Himmah will also continue to provide services under the Original Consulting Agreement.

         Pursuant to the Consulting Agreement, Settlement and General Release, Mr. Himmah has also agreed to provide us with a right of first refusal with respect to any additional product technologies developed by him through the term of the additional consulting arrangement.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 26, 2006                   SEALIFE CORPORATION


                                  /S/ ROBERT A. MCCASLIN
                                 -----------------------------------------------
                                 Robert A. McCaslin, Chief Executive Officer and Chief Financial Officer


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